Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2007 accompanying the financial statements included in the Annual Report of 1st Century Bancshares, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of 1st Century Bancshares, Inc. on Forms S-8 (File No. 333-148303, effective December 21, 2007 and File No. 333-148302, effective December 21, 2007).

/s/ Grant Thornton LLP

Woodland Hills, California

March 14, 2008